UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2024

ANTIAGING QUANTUM LIVING, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	000-56157	47-2643986
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133-27 39th Ave #PH2A Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

(929) 527-5382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2024, the holders of a majority of the issued and outstanding voting securities of Antiaging Quantum Living Inc (the “Company”) approved, by written consent, an amendment to its Certificate of Incorporation of the Company to increase in the number of authorized shares of common stock of the Company from thirty million (30,000,000) shares of common stock, par value $0.001 per share, to six billion (6,000,000,000) shares of common stock, par value $0.00001 per share (the “Authorized Capital Increase”). Upon the effectiveness of the Authorized Capital Increase, the shares of common stock will be categorized as follows: 1,200,000,000 Class A shares, 1,200,000,000 Class B shares, 1,200,000,000 Class C shares, 1,200,000,000 Class D shares, and 1,200,000,000 Class E shares.

On June 6, 2024, the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) was filed with New York State Department effectuating the Authorized Capital Increase. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2024

ANTIAGING QUANTUM LIVING, Inc.

/s/ Barry Wan
By:	Barry Wan
Title:	President

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